Exhibit 99.1

Press Release –

TNS, Inc. Announces First Quarter 2007 Financial Results

- Q1 Results Include Record First Quarter Revenues; Results within Outlook Range -

RESTON, Va. – May 7, 2006 –TNS, Inc. (NYSE: TNS), a leading provider of business-critical, cost-effective data communications services for transaction-oriented applications, today reported its first quarter 2007 results.

Total revenue for the first quarter of 2007 increased 10.2% to $72.7 million, a record first quarter level of revenue for TNS, from first quarter 2006 revenue of $65.9 million. Gross margin in the first quarter of 2007 was 46.5%, a decrease of approximately 330 basis points from first quarter 2006 gross margin of 49.8%.

First quarter 2007 GAAP net loss was $3.2 million, or $(0.13) per share, versus first quarter 2006 GAAP net loss of $0.5 million, or $(0.02) per share. Included in the first quarter of 2007 is a pre-tax charge to earnings of approximately $0.9 million related to executive severance. The first quarter of 2006 included a pre-tax charge to earnings of approximately $0.7 million related to a litigation reserve and legal expenses incurred by the special committee of TNS’ board of directors. Excluding the $0.9 million pre-tax charge and the $0.7 million pre-tax charge from the respective first quarters, GAAP net loss for the first quarter of 2007 was $2.6 million, or $0.11 per share, while GAAP net income for first quarter of 2006 was $0.1 million, or $0.00 per share.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) before stock compensation expense for the first quarter of 2007 was $13.4 million versus $13.6 million for the first quarter of 2006. Excluding the above-mentioned charges from the first quarters of 2007 and 2006, EBITDA before stock compensation expense was $14.3 million for both periods.

Adjusted earnings for the first quarter of 2007 were $3.6 million, or $0.15 per share, compared to adjusted earnings for the first quarter of 2006 of $3.6 million, or $0.15 per share. Excluding the above-mentioned charges from each of the first quarters of 2007 and 2006, adjusted earnings for the first quarter 2007 was $4.2 million, or $0.17 per share, versus $4.0 million, or $0.17 per share, for the first quarter 2006. (EBITDA before stock compensation expense, adjusted earnings and adjusted earnings per share are non-GAAP measures. See “Financial Measures” below for a discussion of these metrics.)

Henry H. Graham, Jr., CEO, commented, “Our first quarter 2007 performance represents a good start to the year with results solidly within our outlook range, even including the severance charge. All divisions executed well, with our international and financial services divisions growing through continuing increased demand, our telecommunications services division gradually breaking into new verticals, and our POS division continuing to ramp up new FusionPoint installations. To date in the first half, our pipeline of new business wins and potential projects has continued to strengthen, giving us a robust schedule of implementations to perform during the remainder of the year. We also completed our recapitalization, accomplishing our intention to recognize our shareholders’ resilience during last year’s events. With this recapitalization behind us, the entire TNS organization is keenly focused on business execution, including the smooth implementation of new projects and normal seasonal volume acceleration, to achieve our 2007 growth objectives.”

Financial Review:

•      First quarter 2007 total revenue increased 10.2% to $72.7 million from first quarter 2006 revenue of $65.9 million. Included in revenue are the following components:

•      Revenue from the International Services Division increased 18.0% to $28.2 million from first quarter 2006 revenue of $23.9 million. On a constant dollar basis, first quarter 2007 revenues would have been $25.7 million. ISD revenue increased primarily through higher transaction volumes from POS customers in Europe and Asia Pacific.

•      Revenue from the Financial Services Division increased 16.4% to $9.7 million from first quarter 2006 revenue of $8.4 million as a result of increases in new endpoint installations as well as increases in connectivity between existing customers and increased demand for greater bandwidth connectivity.

•      Revenue from the Telecommunication Services Division increased 0.6% to $14.9 million from first quarter 2006 revenue of $14.8 million through continued demand for our database access services which offset pricing compression due to customer consolidation in our call signaling business and lower volumes in our validation business. Included in TSD revenues for the first quarter of 2007 is $1.2 million in pass-through revenues compared to $1.3 million for the first quarter of 2006.

•      Revenue from the POS Division increased 5.4% to $19.8 million on 1.4 billion transactions from $18.8 million in first quarter 2006 on 1.3 billion transactions. Included in POS revenue for the first quarter of 2007 is an incremental $0.6 million in pass-through revenues. Excluding the incremental pass-through revenue, the POS Division’s revenues grew through increased contribution from our broadband service offerings and higher transaction volumes from our traditional dial-up POS product.

•      First quarter 2007 gross margin decreased approximately 330 basis points to 46.5% from 49.8% in the first quarter of 2006. This margin compression resulted from increases in access charges and price compression in the POS division as well as price compression within TSD. Excluding $1.9 million in total pass-through revenues, first quarter 2007 gross margin would have been approximately 47.7%.

Outlook:

To reflect higher interest expense associated with the company’s recent balance sheet recapitalization, TNS has adjusted its Fiscal Year 2007 outlook as follows:

•      Total revenue growth of 9-12% to $312-$320 million versus $286.2 million for the year ended December 31, 2006, which is unchanged from TNS’ prior outlook.

•      Adjusted earnings growth of 3-16% to $19.5-$21.9 million versus $18.9 million, excluding nonrecurring charges, for the year ended December 31, 2006, which reflects an estimated additional $6.7 million in interest expense for the year.

•      Adjusted earnings per share growth of 3-15% to $0.80-$0.90 versus $0.78, excluding nonrecurring charges, for the year ended December 31, 2006.

For the Second Quarter of 2007, TNS anticipates:

•      Total revenue growth of 2-6% to $74-$77 million versus $72.7 million for the second quarter of 2006.

•      Adjusted earnings of $2.7-$3.7 million versus $4.1 million, excluding nonrecurring charges, for the first quarter of 2006.

•      Adjusted earnings per share of $0.11-$0.15 versus $0.17, excluding nonrecurring charges, for the first quarter of 2006.

Dennis L. Randolph, Jr., Executive Vice President and CFO, commented, “The enhanced budgeting and cost disciplines that TNS put in place last year contributed to our reported results and help us better manage our business. On March 28, 2007, we closed on our new credit facility and have adjusted our 2007 outlook to account for increased interest expense associated with the higher debt levels. The new credit facility, coupled with TNS’ solid cash flow, is designed to preserve more than sufficient financial flexibility to pursue our growth projects, and we already have made a voluntary pre-payment of principal in the amount of $7 million.”

Financial Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents EBITDA before stock compensation expense, adjusted earnings and adjusted earnings per share, which are non-GAAP measures. EBITDA is determined by taking income from operations and adding back certain non-cash items, including amortization of intangible assets, depreciation and amortization of property and equipment and stock compensation expense. Adjusted earnings is determined by taking pretax income or loss after equity in net loss of unconsolidated affiliates and adding back certain non-cash items, including amortization of intangible assets, stock compensation expense and the write-off of debt issuance costs, and the result is tax effected at a 38% rate. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors because these metrics provide a more focused measure of operating results. These metrics are an integral part of the Company’s internal reporting to measure operations of the Company and the performance of senior management. A reconciliation to comparable GAAP measures is available in the accompanying schedule. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Conference Call

TNS will hold a conference to discuss first quarter 2007 results on Monday, May 7, 2007, at 5:00 p.m. Eastern Time. The dial-in number for the conference call is 617-786-4501, passcode #94528586. The call is also being webcast, and there will be an accompanying slide presentation, which can be accessed at www.tnsi.com. For those who cannot listen to the live broadcast, a replay of the call will be available from May 7, 2007 at 7:00 p.m. Eastern Time through June 7, 2007, and can be accessed by dialing 617-801-6888, passcode 21741174.

About TNS

TNS is one of the leading providers of business-critical, cost-effective data communications services for transaction-oriented applications and operates through its wholly owned subsidiary Transaction Network Services, Inc. TNS provides rapid, reliable and secure transaction delivery platforms to enable transaction authorization and processing across several vertical markets and trading communities.

Since its inception in 1990, TNS has designed and implemented multiple data networks, each designed specifically for the transport of transaction-oriented data. TNS’ networks support a variety of widely accepted communications protocols and are designed to be scalable and accessible by multiple methods. TNS’ network technologies have been deployed in the United States and internationally, and TNS’ networks have become preferred networks servicing the trading community, wireless and wireline carriers, and the card processing and dial-up automated teller machine markets. For further information about TNS, please refer to www.tnsi.com.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  the Company’s reliance upon a small number of customers for a significant portion of its revenue; competitive factors such as pricing pressures; the Company’s ability to grow its business domestically and internationally by generating greater transaction volumes, acquiring new customers or developing new service offerings; fluctuations in the Company’s quarterly results because of the seasonal nature of the business and other factors outside of the Company’s control; the Company’s ability to identify, execute or effectively integrate acquisitions; increases in the prices charged by telecommunication providers for services used by the Company; the Company’s ability to adapt to changing technology; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, any revised New York Stock Exchange listing standards, Securities and Exchange Commission (SEC) rule changes or other corporate governance issues; and other risk factors described in the Company’s annual report on Form 10-K filed with the SEC on March 16, 2007. In addition, the statements in this press release are made as of May 7, 2007. The Company expects that subsequent events or developments will cause its views to change.

The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to May 7, 2007.

CONTACT:	TNS, Inc. Investor Relations	Lippert/Heilshorn & Associates
	703-453-8509	Jody Burfening/Carolyn Capaccio
	investorrelations@tnsi.com	212-838-3777

(tables follow)

TNS, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2007	March 31, 2006

Revenues	$72,661	$65,908
Operating expenses:
Cost of network services	38,871	33,057
Engineering and development	6,362	4,535
Selling, general, and administrative	17,175	16,126
Depreciation and amortization of property and equipment	5,804	5,027
Amortization of intangible assets	6,112	4,931
Total operating expenses(1)	74,324	63,676
(Loss) income from operations	(1,663)	2,232
Interest expense	(3,967)	(2,032)
Interest income and other income	890	308
(Loss) income before income taxes, equity in net loss of unconsolidated affiliates and cumulative effect of a change in accounting principle	(4,740)	508
Income tax benefit	1,577	15
Equity in net loss of unconsolidated affiliates	(64)	(1,074)
Loss from continuing operations before cumulative effect of a change in accounting principle	(3,227)	(551)
Cumulative effect of a change in accounting principle, net of tax effects(2)	—	84
Net loss	(3,227)	(467)
Basic and diluted earnings per share: Loss from continuing operations before cumulative effect of a change in accounting principle.	$(0.13)	$(0.02)

Net loss(1)	$(0.13)	$(0.02)

Basic and diluted weighted average common shares outstanding	24,135,264	23,990,356

Common shares outstanding as of period end	24,206,582	24,088,008

(1)   Included in operating expenses  for the first quarter of 2007 is a pre-tax charge to earnings of approximately $0.9 million related to severance. First quarter 2007 net loss excluding the $0.9 million pre-tax charge was approximately $2.6 million, or $0.11 per share. Also included in operating expenses for the first quarter of 2006 is a pre-tax charge to earnings of approximately $0.7 million, comprised of an approximate $0.5 million charge related to a reserve for litigation that arose during the first quarter and an approximate $0.2 million charge for legal expenses incurred by the special committee of our board of directors. First quarter 2006 net loss excluding the $0.7 million pre-tax charge was approximately $0.1 million, or $0.00 per share.

(2)   Represents the cumulative catch-up adjustment for estimated forfeitures, net of tax effects, of unvested restricted stock units upon the adoption of SFAS No. 123R on January 1, 2006.

TNS, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$18,732	$17,322
Restricted cash	102,267	—
Accounts receivable, net	66,328	64,985
Other current assets	16,450	18,038
Total current assets	203,777	100,345
Property and equipment, net	55,678	58,377
Goodwill and identifiable intangible assets, net	199,473	204,743
Other assets	22,790	18,212
Total assets	$481,718	$381,677
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,250	$1,650
Accounts payable, accrued expenses and other current liabilities	49,375	51,751
Deferred revenue	16,041	15,115
Dividend payable	98,293	—
Total current liabilities	165,959	68,516
Long-term debt, net of current portion	222,750	121,663
Other liabilities	12,432	12,233
Total liabilities	401,141	202,412

Total stockholders’ equity	80,577	179,265
Total liabilities and stockholders’ equity	$481,718	$381,677

TNS, Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2007	March31, 2006

Net (loss) income	$(3,227)	$(467)
Non-cash and working capital items	11,650	10,459
Net cash provided by operating activities:	8,423	9,992
Purchases of property and equipment,net	(2,732)	(5,093)
Cash paid for business acquisitions, net of cash acquired	—	(19,628)
Net cash used in investing activities:	(2,732)	(24,721)
Proceeds from borrowings under 2005 credit facility	—	6,000
Proceeds from borrowings under 2007 credit facility, net	221,949	—
Repayment of long-term debt	(123,313)	—
Proceeds from stock option exercises	30	176
Purchase of treasury stock	(690)	(5)
Restricted cash for dividend payment	(102,267)	—
Net cash (used in) provided by financing activities:	(4,291)	6,171
Effect of exchange rates on cash and cash equivalents	10	53
Net increase (decrease) in cash and cash equivalents	1,410	(8,505)
Cash and cash equivalents, beginning of period	17,322	26,628
Cash and cash equivalents, end of period	$18,732	$18,123

TNS, Inc.

Reconciliation of Non-GAAP Information

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2007	March 31, 2006
EBITDA before stock compensation expense:
(Loss) income from operations (GAAP)	$(1,663)	$2,232
Add back the following items:
Depreciation and amortization of property and equipment	5,804	5,027
Amortization of intangible assets	6,112	4,931
Stock compensation expense(3)	3,100	1,436
EBITDA before stock compensation expense(1)	$13,353	$13,626

Adjusted Earnings:
(Loss) income before income taxes, equity in net loss of unconsolidated affiliates and cumulative effect of a change in accounting principle, net (GAAP)	$(4,740)	$508
Add back the following items:
Equity in net loss of unconsolidated affiliates	(64)	(1,074)
Amortization of intangible assets	6,112	4,931
Other debt related costs	1,368	—
Stock compensation expense(3)	3,100	1,436
Adjusted earnings before income taxes	5,776	5,801
Income tax provision at 38%	(2,195)	(2,205)
Adjusted earnings(2)	$3,581	$3,596

Weighted average common shares – diluted	24,205,783	24,075,573

Adjusted earnings per common share – diluted (2)	$0.15	$0.15

(1)   EBITDA before stock compensation expense for the first quarter of 2007 was $14.3 million excluding the $0.9 million pre-tax charge. EBITDA before stock compensation expense for the first quarter of 2006 was $14.3 million excluding the $0.7 million pre-tax charge.

(2)   Excluding the $0.9 million pre-tax charge, adjusted earnings for the first quarter of 2007 was $4.2 million, or $0.17 per share. Excluding the $0.7 million pre-tax charge, adjusted earnings for the first quarter of 2006 was $4.0 million, or $0.17 per share.

(3)   For the three months ended March 31, 2007 this amount includes approximately $1.5 million related to the modification of outstanding restricted stock units to allow for the right to receive a dividend equivalent payment. For the three months ended March 31, 2006 this amount excludes the cumulative catch-up adjustment for estimated forfeitures of approximately ($139,000) for unvested restricted stock units upon the adoption of SFAS No. 123R on January 1, 2006.

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